Exhibit 99.2

MATEON THERAPEUTICS, INC.

CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet (“pro forma balance sheet”) as of December 31, 2018 and unaudited pro forma condensed combined statement of comprehensive loss for the year ended December 31, 2018 (“pro forma statement of comprehensive loss” and, together with the pro forma balance sheet, the “pro forma financial statements”) are based on the historical balance sheets and statements of operations of Mateon Therapeutics, Inc., a Delaware corporation (“Mateon”) and Oncotelic, Inc., a Delaware corporation (“Oncotelic”), after giving effect to Mateon’s acquisition of Oncotelic on April 22, 2019, and applying the assumptions and adjustments described in the accompanying notes to the pro forma condensed combined financial statements.

The acquisition is treated as a recapitalization and reverse acquisition for financial accounting purposes. Oncotelic is considered the acquirer for accounting purposes, and Mateon’s historical financial statements before the acquisition will be replaced with the historical financial statements of Oncotelic, as described in Note 1 to these pro forma condensed combined financial statements. Mateon’s (the accounting acquiree’s) tangible and identifiable intangible assets acquired and liabilities assumed were recorded based upon their estimated fair values as of April 22, 2019, the closing date of the acquisition. The excess purchase price over the value of the net assets acquired was recorded as goodwill.

The pro forma balance sheet is presented as if the acquisition had occurred on December 31, 2018 and is derived from the audited consolidated balance sheet of Mateon at December 31, 2018 and the audited balance sheet of Oncotelic at December 31, 2018 and gives effect to certain pro forma adjustments.

The pro forma statement of comprehensive loss is derived from the historical statements of operations of Mateon and Oncotelic and are presented as if the acquisition occurred on January 1, 2018 and give effect to certain pro forma adjustments. The pro forma statement of comprehensive loss includes all adjustments that give effect to events that are directly attributable to the transaction, are expected to have a continuing impact, and that are factually supportable.

The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages. The pro forma adjustments are based upon currently available information and assumptions that we believe to be reasonable.

The pro forma financial statements have been prepared by management for illustrative purposes only, in accordance with Article 8-05 of Regulation S-X and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Mateon and Oncotelic been a combined company during the specified periods. The pro forma financial statements, including the notes thereto, should be read in conjunction with:

●	the accompanying notes to the pro forma financial statements;
●	the audited consolidated financial statements of the Company for the year ended December 31, 2018 and the related notes thereto, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 10, 2019; and
●	the audited financial statements of Oncotelic for the years ended December 31, 2018 and 2017 and the related notes thereto, filed as Exhibit 99.2 to this Current Report on Form 8-K/A.

Under the purchase method of accounting, the total estimated purchase price of Mateon is calculated as described in Note 2 to these pro forma financial statements, and is allocated to assets and liabilities of Oncotelic based on estimated fair values.

The purchase price allocation takes into account the information management believes is reasonable. Nevertheless, we have one year from the closing date of the acquisition to make a final determination of purchase accounting allocations, if any, and, accordingly, adjustments may be made to the foregoing allocation for the acquisition.

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MATEON THERAPEUTICS, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2018

(Unaudited)

(in thousands, except per share data)

	Mateon	Oncotelic	Adjustments	Pro Forma Combined
ASSETS
Current assets:
Cash	$629	$2	$-	$631
Prepaid expenses and deposits	170	-	-	170

Total current assets	799	2	-	801

Long-term investment		1,769	-	1,769
Goodwill & Intangibles		976	4,880	5,856
Total assets	$799	$2,747	$4,880	$8,426

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$1,161	$283	$1,166	$2,610

Total current liabilities	1,161	283	1,166	2,610

Commitments and contingencies

Stockholders’ equity/(deficit):
Preferred stock			2	2
Common stock	414	1	416	831
Additional paid-in capital	294,236	7,954	(290,550)	11,640
Accumulated deficit	(295,012)	(5,491)	293,846	(6,657)

Total stockholders’ equity/(deficit)	(362)	2,464	3,714	5,816

Total liabilities and stockholders’ equity/deficit)	$799	$2,747	$4,880	$8,426

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MATEON THERAPEUTICS, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE LOSS

For the Year Ended December 31, 2018

(Unaudited)

(in thousands, except per share data)

	Mateon	Oncotelic	Adjustments	Pro Forma Combined

Operating expenses:
Research and development	$815	$63	$-	$878
General and administrative	2,187	650	-	2,837

Total operating expenses	3,002	713	-	3,715

Loss from operations	(3,002)	(713)	-	(3,715)

Interest income	16	-	-	16
Other income	249	-	-	249

Net loss and comprehensive loss	$(2,737)	$(713)	$-	$(3,450)

Basic and diluted net loss per share attributable to common stock				$(0.01)
Pro forma common shares outstanding				276,133

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MATEON THERAPEUTICS, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

NOTE 1 – ACQUISITION OF ONCOTELIC, INC

The unaudited pro forma condensed combined financial statements (“pro forma financial statements”) were prepared in accordance with generally accepted accounting principles for the United States (“GAAP”) and pursuant to the rules and regulations of U.S. Securities and Exchange Commission (“SEC”) Regulation S-X, and present the pro forma financial position and the statements of comprehensive loss of the combined companies based upon the historical data of Mateon Therapeutics, Inc., a Delaware corporation (“Mateon” or the “Company”), and Oncotelic, Inc., a Delaware corporation (“Oncotelic”).

Description of Transaction

On April 17, 2019, the Company, Oncotelic Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and Oncotelic entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Effective April 22, 2019, Merger Sub merged with and into Oncotelic (the “Merger”), pursuant to the terms of the Merger Agreement. Oncotelic was the surviving corporation and, as a result of the Merger, became a wholly owned subsidiary of the Company. For all bookkeeping and accounting purposes, the closing of the Merger (the “Closing”) was to be deemed to have occurred at 10:00 am local time on April 22, 2019. Immediately prior to the Closing, there were 41,419,934 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) were issued and outstanding. Pursuant to the terms of the Merger Agreement at the effective time of the Merger:

●	Oncotelic’s outstanding 10,289,579 shares of common stock were exchanged for an aggregate of (a) 41,000,033 shares of the Company’s Common Stock and (b) 193,713 shares of the Company’s newly designated Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) each of which are initially convertible into 1,000 shares of Common Stock; and

●	Holders of the Company’s Common Stock at the close of business on the date prior to the effectiveness of the Merger were issued a Contingent Value Right (“CVR”).

Each CVR provides its holder the right to receive 75% of the net proceeds received from the full or partial sale, license, transfer or other disposition of the intellectual property rights and related assets of Mateon’s product candidates OXi4503 and CA4P, in their form and for their contemplated uses at the time of Closing, that occurs under a definitive agreement executed prior to the fourth anniversary of the Merger (after the initial $500,000 of such net proceeds, which will be retained by the Company). The CVRs are not transferrable, do not entitle the holder to any equity interest in the Company and do not have any voting or dividend rights.

Basis of Presentation

The Company has concluded that the transaction represents a business combination as described in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The Mateon stockholders prior to the Merger retain Common Stock representing approximately 15% ownership of the post-Merger company. Therefore, upon consummation of the Merger, there was a change in control of the Company, with the former owners of Oncotelic effectively acquiring control of the Company. In accordance with ASC 805, Oncotelic is considered the acquirer for accounting purposes, and the Company’s historical financial statements before the Merger will be replaced with the historical financial statements of Oncotelic before the Merger in future filings with the SEC.

Oncotelic has not yet completed a final valuation analysis of the fair market value of Mateon’s assets and liabilities acquired. The preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma financial statements. The final purchase price allocation will be determined after the Company has completed independent valuations and other studies and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used to prepare the pro forma adjustments. The final purchase price allocation may include (1) changes to the ultimate purchase consideration, (2) changes in allocations to goodwill, intangible assets and in process research and development, if any(4) other changes to assets and liabilities.

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NOTE 2 - PRELIMINARY PURCHASE PRICE

Pursuant to the Merger Agreement, at the closing of the Merger, Mateon issued to Oncotelic stockholders a number of shares of Mateon Common Stock and Preferred Stock representing approximately 85% of the outstanding shares of Common Stock of the combined company (including shares of Common Stock issuable upon conversion of the Preferred Stock). The purchase price of approximately $3.7 million represents the consideration transferred from Mateon in the Merger and is calculated based on the number of shares of Common Stock of the combined company that Mateon stockholders owned as of the closing of the transaction and the fair value of assets and liabilities assumed by Oncotelic.

The value of the shares of Common Stock Mateon issued to Oncotelic stockholders, for purposes of this pro forma condensed combined financial information, is calculated pursuant to the terms of the Merger Agreement based on Mateon common stock outstanding as of April 17, 2019, as follows:

	Amount	Percentage
Shares of Mateon Common Stock outstanding on April 17, 2019	41,419,934	15.0%
Shares of Mateon Common Stock issued in the Merger, including shares issuable upon exercise of preferred stock	234,713,028
Adjusted total common shares of combined company	276,132,962	85.0%

Closing price of Mateon Common Stock on April 17, 2019	$0.09

Market value of Mateon on April 17, 2019	$3,728,000

Market value of Oncotelic on April 17, 2019	$21,124,000

The closing price of Mateon Common Stock on April 22, 2019, the date the Merger was completed, was the same as the closing price of Mateon Common Stock on April 17, 2019, the date the companies entered into the Merger Agreement. Neither company had any changes in its capital structure between April 17, 2019 and April 22, 2019, other than the issuance of Mateon Common Stock and Preferred Stock pursuant to the Merger.

The application of the acquisition method of accounting is dependent upon certain valuations and other studies that have yet to be completed. The purchase price allocation will remain preliminary until Oncotelic management determines the fair values of all of the assets acquired, including goodwill and other intangible assets, and all of the liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable and will be based on the fair values of the assets acquired and liabilities assumed as of the transaction closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the pro forma condensed combined financial statements for the reasons described in Note 1.

For purposes of this pro forma analysis, the purchase price as of December 31, 2018 has been allocated based on a preliminary estimate of the fair value of assets acquired and liabilities assumed as of April 22, 2019 as follows:

Fair Value
(in thousands)
Cash	$183
Prepaid Expenses	56
Right of use operating asset	34
Accounts payable and other current liabilities assumed	(1,425)
Net liability acquired	(1,152)
Goodwill	4,880
Total purchase price	$3,728

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Liquidity and Going Concern

The merger of Mateon and Oncotelic does not resolve the significant doubt regarding the combined company’s ability to continue as a going concern. Mateon has experienced net losses every year since inception and as of December 31, 2018 had an accumulated deficit of approximately $295 million. Oncotelic has been formed more recently and, as of December 31, 2018, had an accumulated deficit of approximately $6 million. Immediately following the Merger, the Company had $0.2 million in cash and current liabilities of $1.4 million, prior to a bridge financing which raised $0.6 million and the potential for an additional $0.6 million. The Company does not expect to generate revenue from product sales in the near future and expects to incur significant additional operating losses over the next several years, primarily as a result of the Company’s plans to continue clinical trials for its investigational drugs.

The Company’s history of recurring losses and uncertainties as to whether the Company’s operations will become profitable raise substantial doubt about its ability to continue as a going concern, since the Company’s capital resources are not sufficient to sustain operations for the next twelve months. The Company anticipates raising additional capital through the sale of equity securities, but no other financing arrangements are in place at this time. The condensed financial statements contained in this report do not include any adjustments related to the recoverability of assets or classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

If the Company is unable to access additional funds when needed, it may not be able to continue the development of its investigational drugs and the Company could be required to delay, scale back or eliminate some or all of its development programs and operations. Any additional equity financing, if available, would be dilutive to the current stockholders and may not be available on favorable terms. Additional debt financing, if available, may involve restrictive covenants and could also be dilutive. The Company’s ability to access capital is not assured and, if access is not achieved on a timely basis, would materially harm the Company’s financial condition, business prospects and the value of its Common Stock and its business prospects.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The pro forma financial statements have been compiled in a manner consistent with the accounting policies adopted by the Company. The accounting policies of Oncotelic were not deemed to be materially different to those adopted by the Company. See the audited financial statements as of December 31, 2018 and 2017.

NOTE 4 – ACQUISITION-RELATED COSTS

In conjunction with the Merger, the Company incurred acquisition-related charges, related primarily to investment banking, legal, accounting and other professional services all of which are expensed as incurred.

NOTE 5 - PRO FORMA ADJUSTMENTS

The pro forma financial statements are based upon the historical financial statements of the Company and Oncotelic and certain adjustments which the Company believes are reasonable to give effect to the Merger. These adjustments are based upon currently available information and certain assumptions, and therefore the actual impacts will likely differ from the pro forma adjustments. As discussed above in Note 2, the fair value amounts assigned to the identifiable assets acquired and liabilities assumed are considered preliminary at this time. However, the Company believes that the preliminary determination of fair value of acquired assets and assumed liabilities and other related assumptions utilized in preparing the pro forma financial statements provide a reasonable basis for presenting the pro forma effects of the Merger.

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The adjustments made in preparing the pro forma financial statements are as follows:

Description	Debit	Credit
	(in thousands)
To eliminate the historical equity of Mateon
Common Stock	$414	$
Additional Paid-in Capital	294,236
Accumulated Deficit			295,012
Goodwill	362

To record the purchase price paid for Mateon, above the book value of assets acquired (amount determined to equate net liabilities and intangibles to the market value of Mateon on the acquisition date
Goodwill	$4,518	$
Preferred Stock			2
Common Stock			830
Additional Paid-in Capital			3,686

To record the expenses associated with the merger in the pro forma period
Retained earnings	$1,166	$
Accrued liabilities			1,166

NOTE 6 – SUBSEQUENT EVENTS

Bridge Financing

On April 17, 2019, the Company entered into securities purchase agreements in connection with the issuance of up to $1.2 million in principal amount of debentures. Two of the securities purchase agreements, aggregating up to $800,000 in principal amount of debentures, are with Peak One Opportunity Fund, L.P. (“Peak One”) and TFK Investments, LLC (“TFK”) pursuant to which the Company agreed to issue to convertible debentures due three years from the dates of issuance. The other securities purchase agreements, aggregating up to $400,000 in principal amount of debentures, are with Vuong Trieu, Ph.D. and another investor (the “Bridge Investors”) pursuant to which the Company agreed to issue to the Bridge Investors Debentures on substantially the same terms issued to Peak One and TFK, although without share reservation requirements, commitment fees or right to certain liquidated damages.

On April 23, 2019, the Company completed the initial tranche of financing pursuant to the Bridge Financing. In connection with the Bridge Financing, the Company issued a $200,000 principal amount debenture to Peak One, $200,000 principal amount debenture to TFK and an aggregate $200,000 principal amount debenture to the Bridge Investors. The debentures were issued at a 10% original issue discount for gross proceeds of $540,000.

On June 12, 2019, the Company entered into an amendment of its securities purchase agreement with Peak One (the “Amendment”) in connection with the draw-down of the second tranche, and to provide for additional borrowing capacity under the agreement.

On June 14, 2019, the Company closed the second tranche of financing with Peak One, issuing an additional $200,000 face amount debenture for gross proceeds of $180,000 after original issue discount. Concurrent with the issuance of the second tranche, the Company entered into the Amendment to increase the total borrowing amount under the securities purchase agreement with Peak One to up to $600,000, adding the ability to borrow up to an additional $200,000 in a third tranche through the issuance of an additional debenture

Following the Amendment and the drawdown of the second tranche from Peak One, up to $600,000 in face value of debentures remains available for borrowing, subject to the terms of the securities purchase agreements.

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